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                           WHALE SECURITIES CO., L.P.
                               Investment Bankers
                                650 Fifth Avenue
                               New York, NY 10019
                                 (212) 484-2000

                                February 7, 1995

Mr. Neil Rosenstein
Chairman and Chief Executive Officer
Sports-Tech, Inc.
345 North Maple Drive
Suite 9-305
Beverly Hills, CA 90210

Dear Mr. Rosenstein:


          This agreement will hereby confirm that Whale Securities Co., L.P. ("Whale") has introduced Sports-Tech, Inc. ("Sports-Tech") to Alliance Media Corporation ("Alliance"). In consideration for the benefit received by Sports-Tech by virtue of the foregoing introduction and for other good and valuable consideration, if and only if Alliance is acquired by or merged into Sports-Tech upon terms substantially equivalent to those set forth in the Acquisition Agreement dated February 7, 1995 by and among Sports-Tech, a subsidiary of Sports-Tech formed solely to participate in the merger and Alliance (the "Agreement"), Sports-Tech agrees to pay Whale and Whale's designee, Golenberg & Geller, Inc. ("Golenberg") or their respective designees the following finder's fee:


     1)   $200,000 in cash;

     2) 150,000 shares of common stock of the surviving entity following the merger, acquisition, etc. All of the shares issued pursuant hereto will be validly issued, fully paid and nonassessable and the holders thereof will not be subject to personal liability solely by reason of being a holder of such shares; and


     3) a 3 year Warrant to purchase 150,000 [*] shares of common stock exercisable at $2.00 subject to adjustment for stock splits, reverse stock splits and recapitalizations.

          Whale and Golenberg will be granted unlimited piggyback registration rights with respect to the shares issuable hereunder and underlying the Warrants on terms satisfactory to them. The finder's fee shall be due and payable at closing. Whale and Golenberg have agreed to split this finder's fee equally and will have the same rights of registration.

          This agreement will be governed by the laws of the State


[* Subsequently reduced to 100,000]



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of New York  applicable to agreements  made and to be performed  entirely in New
York. The parities hereby waive trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of or in connection with this agreement. This agreement shall be binding upon, and insure to the benefit of, the parties hereto and their respective successors and assigns.


          Notwithstanding anything to the contrary herein, in the event a closing fails to occur under the Agreement for any reason whatsoever, neither Sports-Tech nor Alliance (nor any of their respective officers, directors, stockholders or agents) shall have any liability to Whale or Golenberg hereunder.


          Please execute one copy of this two page letter agreement and return it to me.


          THIS AGREEMENT IS SUBJECT TO RECEIPT OF A "FAIRNESS AGREEMENT" AS OUTLINED IN THE FEB 7, DOCUMENT REFERRED TO IN PARAGRAPH 1 /s/ /s/ /s/


                                       Very truly yours,


                                       WHALE SECURITIES CO., L.P.,

                                       By: Whale Securities Corp.,
                                           General Partner


                                            By: /s/ William Walters
                                                --------------------------------
                                                William Walters
                                                President


                                       GOLENBERG & GELLER, INC.

                                       By: /s/ Glenn Golenberg
                                           -------------------------------------
                                           Glenn Golenberg
                                           President



Agreed this 7th day of February, 1995

SPORTS-TECH, INC.

By: /s/ Neil Rosenstein
--------------------------------------
    Neil Rosenstein, Chairman and
    Chief Executive Officer

Agreed this 7th day of February, 1995



ALLIANCE MEDIA CORPORATION

By: E. William Savage
    -----------------------------------
    E. William Savage, President

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